[PRICEWATERHOUSECOOPERS LOGO]



                        Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-33690, 333-33676 and 333-35116) of Energizer
Holdings, Inc. of our report dated October 28, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders 2002, which is incorporated in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri

December 4, 2002